EXHIBIT 32.1
CERTIFICATION
In connection with the accompanying Quarterly Report on Form 10-Q (the “Report”) of Lindsay Corporation (the “Company”) for the quarter ended November 30, 2008, I, Richard W. Parod, Principal Executive Officer of the Company and I, Tim J. Paymal, Principal Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:
(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard W. Parod Richard W. Parod
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Tim J. Paymal Tim J. Paymal
Vice President and Chief Accounting Officer
(Principal Financial Officer)

January 9, 2009
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.